UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Richard M. McVey Employment Agreement

On January 12, 2017, MarketAxess Holdings Inc. (the “Company”) entered into an amendment to the Company’s employment agreement with Richard M. McVey, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “McVey Amendment”). The McVey Amendment provides that Mr. McVey’s healthcare continuation benefits to which he is entitled under the employment agreement will continue after employment under the Company’s health plans on a non-COBRA basis to the extent permitted by such plans. Under the McVey Amendment, the commencement of Mr. McVey’s post-termination healthcare continuation benefits under COBRA will not commence until Mr. McVey ceases to be eligible for extended non-COBRA coverage under the Company’s health plans. However, in no event will the Company’s obligations to pay for Mr. McVey’s post-termination healthcare continuation benefits (whether or not pursuant to COBRA) exceed 24 months from his employment termination date.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the McVey Amendment. The above description is qualified in its entirety by reference to the McVey Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to Severance Pay Plan

The Compensation Committee of the Board of Directors of the Company has approved an amendment to the Company’s Severance Pay Plan (the “Amended Plan”) to provide certain benefits to the Company’s executive officers, excluding the CEO (“Executive Officers”). Executive Officers were notified of their participation in the Amended Plan on January 6, 2017.

Under the Amended Plan, the Executive Officers are eligible to receive 52 weeks of base salary continuation payments and continued healthcare coverage under non-COBRA or COBRA coverage, as allowed by the plans at that time, and at active-employee rates upon a termination of employment without “Cause” (defined below). In addition, the Amended Plan provides for a severance payment equal to one (1) times the average of the annual full-year cash bonuses received by the Executive Officer from the Company for the three completed calendar years prior to employment termination.

In consideration of the eligibility to participate in the Plan, each Executive Officer agreed to provide the Company with not less than three (3) months’ prior written notice in the event he or she voluntarily terminated his or her employment with the Company for any reason (including due to retirement).

“Cause” is generally defined in the Severance Plan as (i) an employee’s act or omission resulting or intended to result in personal gain at the Company’s expense, (ii) an employee’s misconduct, (iii) performance of duties by an employee in a manner deemed to be materially unsatisfactory, (iv) “cause” (or words of like import) as defined in an agreement between the Company and the employee, or (v) an employee’s improper disclosure of proprietary or confidential information or trade secrets, or intellectual property that the Company is under a duty to protect.

The Amended Plan also provides that, in the event of an Executive Officer’s employment termination due to death or disability, the Executive Officer (or his or her estate in the case of death) will receive 50% of the severance entitlements described above.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amended Plan. The above description is qualified in its entirety by reference to the Amended Plan and form of the Notice of Eligibility to Participate to Executive Officers filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amendment to Richard M. McVey Employment Agreement.

10.2	MarketAxess Holdings Inc. Severance Pay Plan, as amended.

10.3	Form of Notice of Eligibility to Participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 12, 2017	By:	/s/ Scott Pintoff
		Name:	Scott Pintoff
		Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Richard M. McVey Employment Agreement.

10.2	MarketAxess Holdings Inc. Severance Pay Plan, as amended.

10.3	Form of Notice of Eligibility to Participate.

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